SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2004

Date of Report (Date of earliest event reported)

PHYTOMEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-28790

(Commission File Number)

87-0429962B

(I.R.S. Employer Identification No.)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia,  V6J 1G1

(Address of principal executive offices)

(800) 611-3388

(Registrant’s telephone number, including area code)

SECTION 1. Registrant's Business and Operations

None.

SECTION 2.  Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

At a Board of Directors meeting held on September 10, 2004, the Company’s Board of Directors agreed to accept a loan of up to $1,000,000 from Harmel S. Rayat, a Director and majority shareholder of PhytoMedical Technologies, Inc. Proceeds from the loan, which will be drawn down on a “as needed basis” at a rate of prime plus 3%, will fund the Company’s research and development commitments, legal and audit fees, investor and public relations costs and other ongoing working capital requirements.

On September 13, 2004, the Company drew down $250,000 from the loan commitment provided by Harmel S. Rayat and issued an unsecured promissory note, which is due on September 13, 2005 and bears an interest rate of 7.50%.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 1, 2004 the Company filed with the Nevada Secretary of State, amended and restated articles of incorporation, with the proposed amendments approved at the Company’s annual meeting of shareholders on August 31, 2004. The amendments are described in the Proxy Statement.

On September 8, 2004, the Company announced the successful change of the Company’s name from Enterprise Technologies, Inc. to PhytoMedical Technologies, Inc. effective September 7, 2004.  The press release is attached hereto as Exhibit 99.1.  The Company’s new symbol is “PYTO”.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Exhibit 10.1 – Unsecured Promissory Note

Exhibit 99.1 – Press Release dated September 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYTOMEDICAL TECHNOLOGIES, INC.

/s/ Indy Panchi

Indy Panchi

President and CEO

Date: September 13, 2004

EXHIBIT 10.1

PHYTOMEDICAL TECHNOLOGIES, INC.

PROMISSORY NOTE

$250,000

SEPTEMBER 13, 2004

     PhytoMedical Technologies, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Harmel S. Rayat ("Holder") or order, the principal sum of Two hundred fifty thousand dollars ($250,000) with interest as provided below.

     1.   Payment.

     (a) Payment. Subject to the provisions of Section 3 hereof relating to the revision of this Note, principal and accrued interest hereof shall be payable on September 13, 2005 (the "Maturity Date"). Payment hereunder shall be made by the Company to the Holder, at the address as provided to the Company by the Holder in writing, in lawful money of the United States of America. Interest shall accrue with respect to the unpaid principal amount of the loan from the date of this Note until such principal is paid at a rate of seven and one-half percent (7.50%) per annum (computed on the basis of a 365-day year).

     (b) Prepayment. The Company shall have the right at any time and without penalty to prepay, in whole or in part, the principal outstanding and/or the interest accrued hereunder.

2.   Events of Default.

The occurrence of any of the following shall constitute an "Event of Default" under this Note:

    (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

     (b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidate or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

     (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

3.   Rights of Holder Upon Default.

Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Paragraphs 2(b) and 4(c)) and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Paragraphs 2(b) and 4(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

     4.   Miscellaneous.

     (a) Amendment Provisions. Any provision of this Note other than the principal amount and identity of the Holder may be amended, waived or modified upon the written consent of the Company and the Holder.

     (b) Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and the Holder.

     (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada.

     (d) Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder and their respective successors and assigns; provided, however, that the Company may not assign its obligations hereunder without the Holder's prior written consent.

     (e) Enforcement Costs. The Company agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, the Holder expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the Holder hereunder.

     (f) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be duly given upon receipt if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (i) if to Holder, at the address or facsimile number of such Holder, or at such other address or number as such Holder shall have furnished to the Company in writing, or (ii) if to Company, at Suite 216, 1628 West 1st Avenue, Vancouver, BC, Canada, V6J 1G1, Attention: Chief Financial Officer or at such other address as Company shall furnish to the Holder in writing.

     (g) Payment. Payment shall be made in lawful tender of the United States.

     (h) Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

PhytoMedical Technologies, Inc.

/s/ Indy Panchi

Name: Indy Panchi

Title: President and CEO

EXHIBIT 99.1

Enterprise Announces Completion of Name Change to PhytoMedical Technologies, Inc.

Vancouver, B.C. – September 8, 2004 – PhytoMedical Technologies, Inc. (OTC BB: PYTO), is pleased to announce that it has successfully completed its name change from Enterprise Technologies, Inc. and launched its corporate web site, www.PhytoMedical.com.  The new name more accurately reflects the Company’s entry into the research, development and eventual commercialization of innovative plant derived pharmaceutical and nutraceutical compounds.

Of the 250,000 species of higher plants found on earth, of which approximately 155,000 are found in tropical rainforests, less than 15% have been investigated for bioactive compounds. From these plants, an estimated 300 new drugs of world-wide importance, worth over $150 billion, still remain to be discovered.

“PhytoMedical’s entry into biopharmaceutical development is very exciting for all of us, coming on the heels of the Company’s undertaking to develop a brand new, plant-derived compound, BDC03,” stated Mr. Derek J. Cooper, Secretary-Treasurer of PhytoMedical Technologies.

“Today, a quarter of all prescription drugs contain active compounds originally found in or patterned after compounds derived from natural sources”, explained Mr. Cooper.  “In fact, twenty of the best selling drugs come from plants, including the blockbuster anti-tumor agent, paclitaxel (Taxol) discovered from the Pacific Yew tree, which alone has generated over $10 billion in sales since 1993.”

Named BDC 03, the first plant derived compound to be developed by PhytoMedical, has pharmacologically active elements that have been successful in reducing body fat percentage, increasing lean muscle mass and lowering cholesterol in animal studies.

The same compound, BDC 03, administered over a three month period to a healthy 45 year old male subject, resulted in a 5% reduction in body fat and a 15 pound gain in muscle mass, indicating that the additional weight had been preferentially shifted toward lean muscle – with no appreciable change in diet or exercise.

Additionally, the male subject did not experience any alterations in facial or body hair, exacerbation of acne or alterations in liver function tests, which are androgenic symptoms commonly experienced after treatment with anabolic steroids.

For obese or overweight individuals, BDC 03’s potential capacity to decrease the deposition of fat and lower cholesterol is a vitally important therapeutic outcome. However, its prospective ability to induce overall weight gain in the form of lean muscle mass may well be the difference between life and death for individuals suffering from cachexia.

Cachexia, which is characterized by dramatic weight loss, not only of fatty tissue, but also muscle tissue and bone, is among the most devastating and life-threatening aspects of AIDS and cancer. Once the body loses 30% of its lean muscle mass, major organs are affected, resulting in death.

Sadly, cachexia afflicts 25% of all AIDS patients and upwards of 90% of all advanced cancer patients.  In fact, half of all cancer related deaths are a result of cachexia, not the cancer itself.

About PhytoMedical Technologies, Inc.

Phytomedical Technologies, Inc., together with its wholly owned subsidiary, is a research based biopharmaceutical company specializing in the discovery, development and eventual commercialization of innovative plant derived pharmaceutical and nutraceutical compounds.

An estimated 300 new drugs of world-wide importance, worth over $150 billion, still remain to be discovered amongst the 250,000 species of higher plants found on earth, of which less than 15% have been investigated for bioactive compounds. Presently, twenty of the best selling drugs come from natural sources and 25% of all prescription drugs contain active compounds originally derived from or patterned after compounds derived from plants.

Named BDC 03, PhytoMedical’s first plant derived compound has pharmacologically active elements that have been successful in reducing body fat percentage, increasing lean muscle mass and lowering cholesterol in animal studies.

For additional information, please visit www.phytomedical.com.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

Contact:

PhytoMedical Technologies, Inc.

           Angela Stecca, Investor Relations

           Phone: (800) 611-3388

           Web Site: www.PhytoMedical.com